As filed with the Securities and Exchange Commission on October 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SUPERCONDUCTOR CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	04-2959321
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

64 JACKSON ROAD

DEVENS, MASSACHUSETTS 01434

(978) 842-3000

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

DANIEL P. MCGAHN

PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN SUPERCONDUCTOR CORPORATION

64 JACKSON ROAD

DEVENS, MASSACHUSETTS 01434

(978) 842-3000

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPY TO:

PETER N. HANDRINOS

GREGORY P. RODGERS

LATHAM & WATKINS LLP

JOHN HANCOCK TOWER, 20TH FLOOR

200 CLARENDON STREET

BOSTON, MA 02116

(617) 948-6060

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by the selling stockholders named in the prospectus contained herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule

12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,262,311	$3.91	$40,125,636	$5,474

(1)	This registration statement also relates to an indeterminate number of shares of the Registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on September 25, 2012 in accordance with Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 13, 2012, American Superconductor Corporation (the “Registrant”) filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-180733) ( the “Form S-1”). The Form S-1 was declared effective by the Commission on April 26, 2012 to register for resale by the selling stockholder identified in the prospectus contained in the Form S-1 an aggregate of 10,262,311 shares of the Registrant’s common stock, par value $0.01 per share. This Registration Statement on Form S-3 (the “Registration Statement”) is being filed by the Registrant to enable the Company to utilize Form S-3 for the registration of such shares. Following effectiveness of this Registration Statement, the Registrant expects to deregister the shares registered on the Form S-1.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 1, 2012

PROSPECTUS

10,262,311 Shares

American Superconductor Corporation

COMMON STOCK

This prospectus relates to the offer and resale by the selling stockholder identified in this prospectus of up to an aggregate of 10,262,311 shares of our common stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AMSC.” On September 28, 2012, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $4.15.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We and the selling stockholder have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to American Superconductor Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For this purpose, any statements contained or incorporated herein that relate to future events or conditions may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include, but are not limited to, general economic, business and financing conditions, the growth of the wind energy market, customer relations, governmental action, competitor pricing activity, expense volatility and other risks described under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates only as of the date of the relevant document. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Available Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.

The Company

American Superconductor is a leading provider of megawatt-scale solutions that lower the cost of wind power and enhance the performance of the power grid. In the wind power market, we enable manufacturers to field wind turbines through our advanced engineering, support services and power electronics products. In the power grid market, we enable electric utilities and renewable energy project developers to connect, transmit and distribute power through our transmission planning services and power electronics and superconductor-based products. Our wind and power grid products and services provide exceptional reliability, security, efficiency and affordability to our customers.

American Superconductor Corporation was incorporated in Delaware in 1987. Our principal executive offices are located at 64 Jackson Road, Devens, Massachusetts 01434 and our telephone number at that address is (978) 842-3000.

Our internet address is www.amsc.com. We are not including the information contained in our website as part of, or incorporating it by reference into, this prospectus.

The Offering

Common stock offered by the selling stockholder	Up to 10,262,311 shares

Common stock outstanding	54,989,247 shares (as of September 27, 2012)

Terms of the offering	The selling stockholder will determine when and how it sells the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”

NASDAQ symbol	Our common stock is listed on The NASDAQ Global Select Market under the symbol AMSC.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

On April 4, 2012, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholder. Pursuant to the Purchase Agreement, we sold to the selling stockholder $25.0 million aggregate principal amount of unsecured, senior convertible notes, or the Notes, and a warrant to purchase shares of the Company’s common stock, or the Warrant. Concurrently with entering into the Purchase Agreement, we also entered into a registration right agreement with the selling stockholder, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act the sale of the shares of our common stock that may be issued to the selling stockholder upon conversion of the Notes, payment of principal of and interest on the Notes, and exercise of the Warrant. For more information, see “Private Placement of Notes and Warrants.”

Pursuant to the Registration Rights Agreement, we are registering under the Securities Act 10,262,311 shares of our common stock, which includes (i) up to 6,185,567 shares of common stock issuable upon conversion of the Notes, including conversion in connection with monthly principal payments on the Notes, (ii) up to 982,684 shares of common stock issuable upon payment of interest on the Note, and (iii) up to 3,094,060 shares of common stock issuable upon the exercise of the Warrant.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before making an investment decision, you should carefully consider the specific risks described under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

PRIVATE PLACEMENT OF NOTES AND WARRANTS

Pursuant to the Purchase Agreement, on April 4, 2012 we sold to the selling stockholder $25.0 million aggregate principal amount of the Notes (at face amount) and the Warrant to purchase 3,094,060 shares of our common stock for an aggregate purchase price of $25.0 million in a private placement transaction. We paid the selling stockholder $100,000 to reimburse its legal fees and expenses incurred in connection with the transaction. Accordingly, the net proceeds to us were $24.9 million, before fees and other expenses payable by us. Pursuant to the Purchase Agreement, we agreed, among other things, (i) not to issue any securities until January 4, 2013, subject to certain exceptions, (ii) not to enter into a variable rate transaction at any time while the Notes are outstanding, and (iii) for a period of two years from the date of the Purchase Agreement, to allow the selling stockholder to participate in future financing transactions.

Description of the Notes

We are required to repay the Notes in monthly installments of approximately $926,000 commencing August 4, 2012 and ending October 4, 2014. We refer to each such date as an Installment Date. The Notes bear interest at a rate of 7% per annum. Interest is computed on the basis of a 360-day year and twelve 30-day months and is compounded monthly. The interest rate will increase to 15% per annum upon the occurrence of an event of default pursuant to the Notes. Interest on the Notes is payable in arrears on each Installment Date.

We may pay the applicable principal and interest amounts due on an Installment Date in shares of common stock, subject to the satisfaction of certain conditions, or elect to pay in cash. These conditions include: (i) there must be an effective registration statement covering the shares of our common stock issuable under the terms of the Notes and the Warrant or such shares of common stock must be eligible for sale pursuant to Rule 144 under the Securities Act without the need for registration, (ii) the aggregate dollar trading volume of our common stock on at least 25 of the 30 consecutive trading days immediately preceding the Installment Date must be at least $1,500,000 and (iii) the average of the daily VWAP of our common stock over the previous 30 consecutive trading days must be at least $2.50. If we are not permitted to deliver shares of common stock with respect to an Installment Date due to a failure to satisfy any of the conditions, we must pay the applicable portion of the principal and interest amounts in cash, unless the conditions are waived by the selling stockholder. If the applicable conditions are satisfied, we currently intend to repay the Notes through the issuance of shares of our common stock. However, this intention may change depending on our finances at the time of the applicable Installment Date and our stock price on the applicable Installment Date.

If we make a payment in shares of common stock, the principal amount of the Notes being paid will be converted into shares of our common stock at a price per share equal to the lesser of the Conversion Price then in effect (as described below) and 85% of the Market Price on the Installment Date. The “Market Price” for any given date is the lesser of (i) the volume-weighted average price of our common stock on the trading day immediately preceding such date and (ii) the arithmetic average of the volume-weighted average price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding such date.

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the selling stockholder, into shares of our common stock at a price per share equal to $4.85, subject to certain price-based and other anti-dilution adjustments, or the Conversion Price. However, the Notes may not be converted if, after giving effect to the conversion, the selling stockholder, together with its affiliates, would beneficially own in excess of 4.99% of the outstanding shares of our common stock, or the Maximum Percentage, or the issuance of the shares would violate NASDAQ rules and regulations (including applicable shareholder approval requirements). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of the selling stockholder, upon at least 61-days’ prior notice to us, or lowered to any other percentage, at the option of the selling stockholder, at any time.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, we will not incur any indebtedness (other than permitted indebtedness under the Notes), permit liens on our properties (other that permitted liens under the Notes), make payments on junior securities, make dividends or transfer certain assets. Events of default under the Notes include, among others, failure to pay principal or interest on the Notes or comply with certain covenants under the Notes and cross defaults to other material indebtedness. Upon an event of default, the selling stockholder may require us to redeem all or any portion of the outstanding principal amount of the Notes in cash for a price equal to the greater of (a) either 120% or 100%, depending on the type of event of default, of the principal amount being redeemed and (b) the product of the principal amount being redeemed multiplied by a fraction, the numerator of which is the greatest closing sale price of our common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the day we pay the redemption amount for the Notes, and the denominator of which is the Conversion Price at the time the selling stockholder elects to have the Notes redeemed.

Warrant

The Warrant is exercisable at any time on or after October 4, 2012 and entitles the selling stockholder to purchase shares of our common stock until October 4, 2017 at a price per share equal to $5.45 per share, subject to certain price-based and other anti-dilution adjustments, or the Warrant Exercise Price. The Warrants may not be exercised if, after giving effect to the conversion, the selling stockholder, together with its affiliates, would beneficially own in excess of the Maximum Percentage of 4.99% of the outstanding shares of our common stock. The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of the holder of the selling stockholder, upon at least 61-days’ prior notice to us, or lowered to any other percentage, at the option of the selling stockholder, at any time.

SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the Notes, payment of principal of and interest on the Notes and exercise of the Warrant. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrant, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of shares of common stock, the Notes and the Warrant, as of September 28, 2012, assuming conversion of the Notes and exercise of the Warrant held by the selling stockholder on that date and without regard to any limitations on conversion and exercise set forth therein. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and (i) does not take into account any limitations on conversion of the Notes or exercise of the Warrant set forth therein and (ii) assumes that monthly principal and interest payments on the Notes are paid in shares of common stock.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of the sum of (i) up to 6,185,567 shares of common stock issuable upon conversion of the Notes, including conversion in connection with monthly principal payments on the Notes, (ii) up to 982,684 shares of common stock issuable upon payment of interest on the Note and (iii) up to 3,094,060 shares of common stock issuable upon the exercise of the Warrant. Because the price at which the Notes will be converted in connection with principal and interest payments will vary based on the market price of our common stock, and the conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Capital Ventures International(1)	8,111,012	10,262,311	0

(1)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International, or CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Mr. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more registered broker-dealers, none of whom are currently expected to participate in the sale of the common stock offered hereby. CVI purchased the shares being registered hereunder in the ordinary course of business, and at the time of purchase had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrant to permit the resale of these shares of common stock by the holders of the Notes and Warrant from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the Notes, Warrant or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AMSC.”

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $90,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

VALIDITY OF COMMON STOCK

Latham & Watkins LLP has passed on the validity of the common stock offered by this registration statement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended March 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.amsc.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of common stock covered by this prospectus. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at the location above or from the SEC’s web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) after the date of this prospectus and prior to the sale of all the shares covered by this prospectus, including all such documents we may file with the SEC after the date hereof and prior to the effectiveness of the registration statement.

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Our annual report on Form 10-K/A as of and for the year ended March 31, 2012 (filed on June 26, 2012), including the information specifically incorporated by reference into the annual report on Form 10-K/A from our definitive proxy statement for the 2012 annual meeting of stockholders;

•	Our quarterly report on Form 10-Q as of and for the quarter ended June 30, 2012 (filed on August 3, 2012);

•	Our current reports on Form 8-K filed on April 4, 2012, April 13, 2012, April 20, 2012, May 9, 2012, June 6, 2012 and July 27, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on November 5, 1991, as updated by the current reports on Form 8-K filed on November 8, 2010 and April 13, 2012 and any other amendments or reports filed for the purpose of updating such description.

The information incorporated by reference contains important information about us and our financial condition, and is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

AMERICAN SUPERCONDUCTOR CORPORATION

64 JACKSON ROAD, DEVENS, MA 01434

TELEPHONE: (978) 842-3000

ATTN: INVESTOR RELATIONS

10,262,311 Shares

Common Stock

PART II

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than any discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee. All the expenses below have been or will be paid by American Superconductor Corporation.

Item	Amount
SEC registration fee	$5,474
Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
Transfer Agent and Registrar fees	$5,000
Miscellaneous fees and expenses	$4,526

Total	$90,000

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article VI of the registrant’s by-laws provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against expenses (including attorneys’ fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the registrant by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant upon receipt of an undertaking by the director or officer to repay such amount if the registrant ultimately determines that he is not entitled to indemnification.

Indemnification shall be made by the registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the registrant.

Article VI of the registrant’s by-laws further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides, generally, that the certificate of incorporation may contain a provision providing, and Article VIII of the registrant’s certificate of incorporation provides, that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that a director shall remain liable (i) for any breach of such director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.

The registrant has a directors and officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information to be set forth therein is not applicable or is shown in the consolidated financial statements or notes incorporated by reference from the Annual Report on Form 10-K/A for the year ended March 31, 2012.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Devens, Massachusetts, on the 1st day of October, 2012.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Daniel P. McGahn
Daniel P. McGahn President and Chief Executive Officer

Power of Attorney and Signatures

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. McGahn, David A. Henry and John W. Powell, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel P. McGahn Daniel P. McGahn	President and Chief Executive Officer (Principal Executive Officer)	October 1, 2012

/s/ David A. Henry David A. Henry	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2012

/s/ John W. Wood, Jr. John W. Wood, Jr.	Chairman of the Board	October 1, 2012

/s/ Vikram S. Budhraja Vikram S. Budhraja	Director	October 1, 2012

/s/ Richard Drouin Richard Drouin	Director	October 1, 2012

/s/ Pamela F. Lenehan Pamela F. Lenehan	Director	October 1, 2012

/s/ David R. Oliver, Jr. David R. Oliver, Jr.	Director	October 1, 2012

/s/ John B. Vander Sande John B. Vander Sande	Director	October 1, 2012

EXHIBIT INDEX

Exhibit No	Description
3.1	Restated Certificate of Incorporation of the Registrant, as amended (1)

3.2	Amended and Restated By-laws, as amended, of the Registrant (2)

4.1	Specimen Common Stock Certificate (3)

4.2	Registration Rights Agreement, dated as of April 4, 2012, by and between American Superconductor Corporation and Capital Ventures International (4)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Power of Attorney (included in the signature pages hereto)

(1)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed with the Commission on February 9, 2012 (File No. 000-19672).
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 30, 2008 (Commission File No. 000-19672).
(3)	Incorporated by reference to Exhibits to the Registration Statement on Form S-1, filed with the Commission on December 13, 1991 (File No. 33-43647).
(4)	Incorporated by reference to Exhibits to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 4, 2012 (Commission File No. 000-19672).